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                                                                    EXHIBIT 10.9



        THIS CUSTOMIZED WEB-BASED EMAIL SERVICE AGREEMENT (the "AGREEMENT") is entered into as of July __, 1999 (the "EFFECTIVE DATE") between CommTouch Software, Inc. ("COMMTOUCH"), a California corporation with offices at 3945 Freedom Circle, Suite 730, Santa Clara CA 95054 and Go2Net, Inc. (the "BUSINESS PARTNER"), a Delaware corporation with offices at 999 Third Avenue, Suite 4700, Seattle, Washington, 98104.

        WHEREAS:

        A. CommTouch has developed a turnkey solution for web-based email products and services, which it can privately label and customize to the Business Partner's own "look and feel" and other requirements.

        B. Business Partner desires CommTouch to provide to the Business Partner customized web-based email products and services for the web sites of any of its properties in the narrowband and broadband environments (including cable subscribers of Charter Communications and its affiliates, users of services offered by High Speed Access Corp. and any browser, website, ISP , DSL provider or similar service that the Business Partner sponsors or provides content to) (the "BUSINESS PARTNER WEB SITES"), on the terms and conditions provided in this Agreement.



        In consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.   DEFINITIONS.

        1.1 "ADVERTISEMENT INVENTORY" means the aggregate advertising availability on all Email pages of the Custom Mail Services described in Section 2 below.

        1.2 "ADVERTISEMENTS" means advertising banners, sponsorships and other advertising displayed on Custom Mail Services pages, as well as any advertising revenue generated directly through the use of the Custom Mail Service such as direct Email.

        1.3 "ARTWORK" means the artwork, logos, text, graphics and other trademarks of the Business Partner to be used in developing the Custom Mail Services.

        1.4 "CUSTOM MAIL SERVICES" means CommTouch's web-based email and other products described in Section 2 below as customized for use by the Business Partner. The Custom Mail Services, also referred to as the "Core Services" are set forth in Exhibit A hereto.



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        1.5    "DIRECT DEALS/OPT-IN" means promotional Email messages, sent directly into the End-Users Emailboxes of those End Users who have opted to receive such messages to their in-box.

        1.6 "END-USERS" means Go2Net's end-users, which shall include any user of the products or services offered hereby generated through any of Go2Net's properties in the narrowband and broadband environments (including cable subscribers of Charter Communications and its affiliates, users of services offered by High Speed Access Corp. and any browser, website, ISP , DSL provider or similar service that Go2Net sponsors or provides content to).

        1.7 "HOUSE ADVERTISEMENTS" means advertising banners and other advertising promoting the Custom Mail Services and Premium Services of CommTouch and the Business Partner and/or their affiliates.

        1.8    "LINKS" means hyper-text Internet Links.

        1.9 "NET ADVERTISING REVENUE" means gross revenue received by the Business Partner for Advertisements less agency fees and third-party sales commissions. Such fees and commissions shall at no time exceed, in the aggregate, twenty percent (20%) of Net Advertising Revenue. House
Advertisements, to the extent permitted by this Agreement, shall not be included in the Net Advertising Revenue.

        1.10 "PREMIUM SERVICES" means email and other communication products or related services as defined in Exhibit B.

        1.11 "USER DATA" means the demographic information, names and email addresses of the End-Users.

2.   CUSTOM EMAIL SERVICES PROVIDED TO BUSINESS PARTNER.

        2.1 CUSTOM EMAIL SERVICES. CommTouch will provide to End Users a private label email service (which will include CommTouch's calendaring (ProntoMail), ZapZone network (ZZN) and the small offices solution (BizToGo), including upgrades to the foregoing products and services as they become available and new products as they become available to CommTouch's email and calendaring customers (the "COMMTOUCH FEATURES")) customized to the look and feel of the Business Partner's Websites according to the CommTouch customization guidelines. CommTouch provides a proprietary customization tool (attached as Exhibit E) to all of its partners so that they can quickly and easily customize the email service to the look and feel of their websites. The services will use the domain name or names designated by Go2Net in its discretion (e.g., names using or suggesting one or more of Go2Net's brands, such as Go2Net, Metacrawler, Hypermart, Virtual Avenue, Silicon Investor or Playsite ("GO2NET DOMAIN BRANDS") but limited to (i) 50 domain names of websites that may be individually customized ("PRIMARY DOMAINS"), (ii) an unlimited number of domain names of websites which share the "look and feel" of one of the Primary Domains and do not require additional




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customization, and (iii) the domains set forth in Sections 2.2 and 2.3 below.
CommTouch agrees to provide the Business Partner with such additional Primary Domains as the Business Partner shall request on terms reasonably agreed between the parties. Accordingly, the Business Partner at its discretion may use multiple domain names to create multiple email services for the ZZN and BizToGo services.

        2.2 SUBDOMAIN SERVICES. CommTouch has developed a unique subdomain email service (marketed under the "ZAPZONE NETWORK" brand). CommTouch will private label this subdomain email service (including all of the CommTouch Features contained therein) to Hypermart and Virtual Avenue and any other web hosting service owned by the Business Partner in a way that will enable any member of such service or services to offer its web-based email service together with the virtual site they offer; for example, username@snowboarder.hypermart.com. The site will carry the "Powered by ZapZone" logo.

        2.3 EMAIL SERVICES TO SMALL BUSINESSES. CommTouch has developed full email services for businesses and corporations (marketed under the "BizToGo" brand) using such parties' domain names and providing to them, inter alia, full featured email services including online central administration tools. CommTouch will private label this service to the Business Partner using one or more of the Business Partner's current or future domains as designated by the Business Partner.

        2.4 LAUNCH. Both parties shall use commercially reasonable best efforts to launch the Custom Mail Services as soon as practicable.

        2.5 LANGUAGE SUPPORT. The Custom Mail Services user interface will be implemented in any of the 14 languages currently supported by CommTouch, as well as any new languages supported by CommTouch in the future , as requested by the Business Partner.

        2.6    CUSTOMIZATION. The Customization procedure is as follows:

               (a) Upon receipt of the signed agreement, CommTouch shall provide the Business Partner with the CommTouch Customization Tool.

               (b) The Business Partner shall create a Customized Template and notify the CommTouch Product manager within seven days from receipt of the tool.

               (c) The CommTouch Product Manager shall provide the Business Partner with feedback relating to the customized template within seven days from receipt of the template.

               (d) The Business Partner shall make necessary corrections and changes and notify the CommTouch Product Manager within three days from the receipt of the feedback.

               (e) The CommTouch Product Manager shall either launch the site within seven days or provide the Business Partner with further feedback.



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               (f)  The parties will continue the process described in Sections
2.6(d) and (e) until the customization is complete.

        2.7 RE-DESIGN. Once per calendar quarter Business Partner will have the right to re-design the user interface of the Custom Mail Services by using CommTouch's standard online site design tools and in accordance with the instructions set out within it at no cost to the Business Partner

        2.8 LIST-SERVE OPTION. The Business Partner may send email messages and promotions directly to the End-Users of the Custom Mail Services utilizing the tool proposed at http://www.mailtarget.com and CommTouch will assist the Business Partner with such target advertising upon request. CommTouch shall provide this service to the Business Partner at no additional cost if revenues are generated from the List-Serve service. If no revenues are generated, the Business Partner shall pay a service fee as set forth on the attached Exhibit F.

        2.9 PREMIUM SERVICES. Business Partner shall have the right to promote, offer and sell to End-Users the Premium Services. Revenue from such Premium Services, will be shared by CommTouch and the Business Partner as set below. In order to promote Premium Services to End-Users and any other persons, the Business Partner will have the right to send periodic direct email promotion to End-Users' email addresses. CommTouch will, subject to the Business Partner's prior written approval, also have the right to promote, offer and sell to End-Users other Premium Services that it may develop and offer from time to time. The Business Partner will have the right to select the Premium Services offered to End-Users and to designate the third parties who provide the Premium Services offered by CommTouch to the End-Users, provided such third parties' products are email compatible and provided that if additional costs are incurred by CommTouch in switching to such third parties, CommTouch and the Business Partner shall negotiate in good faith an allocation of such costs.

        2.10 DIRECT DEALS/OPT-IN. CommTouch shall provide End-Users of the Custom Mail Services with the ability to request the delivery of promotional email messages directly to their email inbox, to the extent that the Business Partner desires CommTouch to provide this service. The Business Partner shall decide at its discretion which vendors may sell through this service. For End-Users who have selected this option, CommTouch shall have the right to contact said End-User by email and to offer said End-Users products and services approved by the Business Partner.

3.   OPERATION AND PROMOTION OF THE CUSTOM MAIL SERVICES.

        3.1    HOSTING OF CUSTOM MAIL SERVICES; SERVING OF ADVERTISEMENTS.

               (a) CommTouch shall host the Custom Mail Services and shall bear the costs of hosting the Custom Mail Services.

               (b) The Business Partner shall deliver or cause to be delivered all Advertisements to or through the Custom Mail Services, except where this right and obligation is




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specifically conferred upon CommTouch below. The Business Partner shall bear the costs of delivering the Advertisements. CommTouch shall cooperate with the Business Partner to integrate the Business Partner's advertisement serving software.

        3.2 LINKS. The Business Partner shall place and maintain during the term of this Agreement, Links to the Custom Mail Services on prominent places on the Business Partner Web Site's home page and at least five other frequently visited sections of the Business Partner Web Site as well as the "powered by CommTouch" sign on the Email site.

        3.3 PROMOTION. The Business Partner shall, during the term of this Agreement, actively promote the Custom Mail Services on the Business Partner Web Sites in order to attract End-Users to register to the Custom Mail Services. The Business Partner shall mention CommTouch and the Custom Mail Services in any major advertising or promotional campaigns with respect to the Business Partner's on-line email services and both parties shall have the right to mention each other in press releases (subject to prior written approval of the other party of all material relating to such party other than pre-approved "boilerplate") and "boilerplate" credits in any press releases relating to the parties' Web Site's services. Such "boilerplate" language shall not include the Business Partner's stock symbol and shall have been previously reviewed and approved by the Business Partner, and once so approved, may be utilized without further approval from the Business Partner, unless the language is amended. The Business Partner will have the right to control in its sole discretion all aspects of marketing and promotion in the products and services offered by it. The Business Partner will have the right to control in its sole discretion the content of the information provided via the "Direct Deal/Opt-In" services to End Users.

        3.4 MAINTENANCE OF SYSTEMS; CUSTOMER SUPPORT; SERVICE UPGRADES. The detailed terms of maintenance, service, support and system performance are laid out in Exhibit C. CommTouch shall use commercially reasonable efforts to maintain or cause to be maintained the hardware, software and systems required for the hosting and operation of the Custom Mail Services.

        3.5 CUSTOMER SUPPORT. CommTouch shall provide customer support through English-language email to End-Users on a 24 hours per day, 365 days per year basis.

        3.6 SERVICE UPGRADES. CommTouch will periodically upgrade the Custom Mail Services and calendaring service. CommTouch will promptly notify the Business Partner of such upgrades and the Business Partner shall be entitled to require its site to be upgraded from time to time. All such requests shall be made in writing and CommTouch's approval shall not be unreasonably withheld.

4.   REVENUES FROM ADVERTISEMENTS

        4.1 SALE OF ADVERTISING AND SPONSORSHIPS BY THE BUSINESS PARTNER. The Business Partner shall use commercially reasonable efforts to market and sell Advertisements for the Custom Mail Services. "Advertisements" means advertising banners, sponsorships and other advertising displayed on Custom Mail Services pages including login and signup pages whether




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hosted by CommTouch or the Business Partner. CommTouch shall have no responsibility to sell or market Advertisements, except as specifically provided below. The Business Partner shall deliver or cause to be delivered all Advertisements to or through the Custom Mail Services, except where this right and obligation is specifically conferred upon CommTouch below. The Business Partner shall bear the costs of delivering the Advertisements.

        4.2 NET ADVERTISING REVENUES GENERATED FROM THE CUSTOM MAIL SERVICES. All Net Advertising Revenues generated from email, calendaring or other services provided by CommTouch for the Business Partner's users will be divided as follows: the first 20% will be allocated to the Business Partner to cover sales costs, the remaining 80% will be split 70% for the Business Partner and 30% for CommTouch. All revenues generated from upgrades to email, calendaring and other services provided by CommTouch for the Business Partner's users will be split 50%/50%.

        4.3 HOUSE ADVERTISEMENTS. CommTouch shall be permitted, at no cost, to place House Advertisements on the Custom Mail Service promoting the Business Partner's email and calendaring services and upgrades, provided that such advertisements do not exceed five percent (5%) of the total Advertisement Inventory in any calendar quarter.

        4.4 MINIMUM ADVERTISING SALES. If the Business Partner sells less than 25% of the Total Banner Advertisement Inventory during any month, CommTouch shall, during the succeeding month, be allowed to sell banner advertisements on pages related to the Custom Mail Service within the email interface(s) up to the difference between 25% and the actual percentage sold by the Business Partner in the previous month. "Total Banner Advertisement Inventory" means the aggregate banner advertising availability on all email pages of the Custom Mail Services viewed by End-Users during a month (including advertising availability filled with House Advertisements, as defined below). In the event that CommTouch sells Advertisements, CommTouch shall pay to the Business Partner fifty percent (50%) of Net Advertising Revenue derived therefrom.

5.   REVENUES FROM PREMIUM SERVICES

        CommTouch shall pay to Business Partner fifty percent (50%) of the Premium Service revenues collected by CommTouch, net of agency fees and third-party sales commissions (not to exceed 20%) and net of actual payments (without mark-up) to third parties for direct costs of providing said Premium Services.

6.   REVENUES FROM DIRECT DEALS/OPT-IN.

        Revenue generated by, and collected from, Direct Deals/Opt-in will be divided as follows: the first 20% will be allocated to the Business Partner to cover sales costs, the remaining 80% will be split 70% for the Business Partner and 30% for CommTouch.




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7.   PAYMENTS AND REPORTS.

        7.1 Within twenty (20) days after the last day of each calendar quarter during the term of this Agreement, the Business Partner shall provide CommTouch with a written report setting forth (i) the Custom Mail Services Net Advertising Revenue generated by the Business Partner during such quarter, and
(ii) the Custom Mail Services gross Advertising Revenue generated by the Business Partner during the quarter.

               7.1.1 Within thirty (30) days after the last day of each calendar quarter during the term of his Agreement, CommTouch shall provide Business Partner with a written report setting forth the Premium Service revenue and Direct Deals revenue collected by CommTouch during such quarter, if any. Such statements shall be accompanied by a payment in full of the amounts specified in
Section 6 above. In the event that CommTouch sells advertisement as specified in
Section 4.4, CommTouch shall provide Business Partner with quarterly reports setting forth (i) the Custom Mail Services Net Advertising Revenue generated by CommTouch during such quarter, and (ii) the Custom Mail Services gross Advertising Revenue generated by CommTouch during the quarter.

        7.2 AUDIT OF REPORTS. Each party will maintain complete and accurate books and records sufficient to prepare accurate reports as required by Section
7.1. CommTouch and the Business Partner each shall have the right to cause such books and records to be audited by an independent certified public accountant selected by the requesting party. Any such audit shall be performed on seven (7) days written notice, at the expense of the requesting party, during normal business hours, no more frequently than once in a twelve-month period, and in such a manner as to avoid unreasonable interference with normal business operations, provided, however, that if any such examination reveals an underpayment to the requesting party of more than five percent (5%) of the total payment due for any quarter, then the examined party shall pay the costs of such examination. Both parties agree to abide by such auditor's determination.

        7.3 TAXES. Each party will be solely responsible for all taxes for which it is liable. Neither party will be responsible for any tax liability of the other party.

8.   OWNERSHIP OF INTELLECTUAL PROPERTY; LICENSES.

        8.1 BUSINESS PARTNER OWNERSHIP. The Business Partner shall own and retain all right, title and interest in and to the Artwork, the Business Partner Web Site and the domain names and URLs for the Custom Mail Services and the User Data.

        8.2 COMMTOUCH OWNERSHIP. As between the parties, CommTouch shall own and retain all right, title and interest in and to the Custom Mail Services and Premium Services. The provisions of this Section are subject to the rights of the Business Partner set forth in Section 2 and the licenses covering the Custom Mail Services and the Premium Services granted to the Business Partner under this Agreement.

        8.3 LICENSE TO THE BUSINESS PARTNER. Subject to all of the terms and conditions of this Agreement, CommTouch hereby grants to the Business Partner a nonexclusive,




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nontransferable, limited license to provide the End-Users with access to the
Custom Mail Services by means of the Links. The access of End-Users to the Custom Mail Services shall be subject to the terms of an end-user license provided by CommTouch in the form attached as Exhibit D. The Business Partner shall not remove or alter any such end-user license or other notices relating to CommTouch's limitation of its liability and waiver of warranties that are generated during access or use of the Custom Mail Services.

        8.4 RIGHT TO COMMTOUCH. The Business Partner hereby grants to CommTouch a nonexclusive, nontransferable limited right during the term of this Agreement (a) to use the Artwork for the purpose of designing, developing and operating the Custom Mail Services, and (b) to use the domain names and URLs provided by the Business Partner to CommTouch pursuant to the Custom Mail Services Agreement executed between the parties. In addition, the Business Partner hereby grants to CommTouch a nonexclusive, non-transferable, limited license and right during the term of this Agreement to use aggregate information based upon User Data, without identifying any such End User or the Business Partner or any other entity providing services to the End User, solely in connection with the marketing of its services to potential business partners of CommTouch.

        8.5 RESERVATION OF RIGHTS. As between the parties, any rights to the Custom Mail Services and the Premium Services not expressly granted hereunder to the Business Partner are reserved to CommTouch, and any rights to the Artwork, the domain names and URLs and the User Data not expressly granted hereunder to CommTouch are reserved to the Business Partner.

9.   CONFIDENTIALITY.

        Each party shall be entitled to disclose the existence of this Agreement, but agrees that the financial terms of this Agreement and other proprietary information shared between the parties shall be treated as confidential and shall not be disclosed to any other party; provided, however, that each party may disclose the financial terms of this Agreement (a) as required by a court or other governmental body, or as otherwise required by law,
(b) in confidence, to its legal counsel, accountants, banks, and current and prospective financing sources and their advisors, or in connection with an actual or proposed merger or acquisition, or (c) in connection with the enforcement of its rights under this Agreement.

10.  COVENANTS, REPRESENTATIONS AND WARRANTIES.

        10.1 At the closing of an initial public offering of the ordinary shares CommTouch Software Ltd., [an Israeli company and the sole owner of CommTouch], with gross proceeds of at least $40,000,000 and a price to the public of at least $15 per share (the "IPO"), shall grant to the Business Partner a warrant in substantially the form attached as Exhibit G to purchase 1,136,000 shares of CommTouch's ordinary shares at a per share purchase price of $12.80 (the "Warrant") as an inducement to enter into this Agreement.

        10.2 CommTouch and the Business Partner each represent and warrant to the other party that:




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               (a) it is an entity duly organized, validly existing and in good standing in the jurisdiction of its formation;

               (b) it has full authority to enter into this Agreement, to grant the rights granted herein, and to perform the obligations assumed hereunder;

               (c) the execution and delivery of this Agreement by it does not conflict with any other agreement to which it is a party or by which any of its property is bound; and

               (d) this Agreement, when executed by both parties, represents its valid and binding obligation, enforceable against it in accordance with its terms, subject to certain general legal enforceability exceptions.

        10.3 REPRESENTATIONS TO END USERS. The Business Partner shall not make any representations or warranties concerning the Custom Mail Services beyond those expressly made in writing by CommTouch and known to the Business Partner, and shall not knowingly and willfully misrepresent the Custom Mail Services or the performance or functionality thereof.




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11.  LIMITATIONS.

        11.1 LIMITED WARRANTY BY COMMTOUCH. Pursuant to the end-user license to be distributed to End-Users, CommTouch makes a limited warranty to the End-Users. EXCEPT FOR THE FOREGOING WARRANTIES, COMMTOUCH MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SERVICES PROVIDED UNDER THIS AGREEMENT, AND COMMTOUCH SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES OR CONDITIONS REGARDING ANY SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

        11.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY IS ADVISED



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OF THE POSSIBILITY OF SUCH DAMAGES, AND NOT WITHSTANDING ANY FAILURE OF
ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

12.  TERM AND TERMINATION.

        12.1 TERM. The term of this Agreement shall commence on the date of the launch of the first of the Go2Net custom email service and shall continue until the third anniversary of the Launch Date, unless earlier terminated as provided below. Notwithstanding the foregoing, the Business Partner may terminate this Agreement on each anniversary of the Effective Date upon sixty
(60) days prior written notice. This Agreement will be automatically renewed on the third anniversary of the Launch Date for a period of one year, and renewed annually for one year thereafter, unless terminated by business partner in writing sixty (60) days prior to the end of the term.

        12.2   TERMINATION. This Agreement may be terminated:

               (a) by either party upon a material breach by the other party of any representation, covenant, warranty or term of this Agreement that is not cured within thirty (30) days after written notice thereof by the non-breaching party; provided that the cure period provided in this Section shall be fifteen
(15) days after written notice thereof by the non-breaching party in the event of a breach of an obligation to make a payment as and when required by this Agreement;

               (b) by the Business Partner if ** exceeds either (a) ** consecutive days or (b) ** in the aggregate of the total time over any ** consecutive days (in the event the Business Partner is entitled but does not elect to terminate the Agreement under this section 12.2(b), the ratable portion of all revenues attributable to such down time period shall be allocated **;

               (c) The Business Partner may terminate this Agreement if CommTouch has not launched the Custom Mail Services within 30 days unless such failure is due to delays caused by the Business Partner; or

               (d) by either party in the event that (i) the other party files a petition for bankruptcy or is adjudicated a bankrupt, (ii) a petition in bankruptcy is filed against the other party and such petition is not discharged within 90 days, (iii) the other party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law, (iv) an action is instituted by or against the other party seeking its dissolution or liquidation of such party's assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for such party's property or business and such action is not dismissed within ninety (90) days after the date upon which it was instituted; or (v) a receiver is appointed for the other party or its business.

        12.3 EFFECT OF TERMINATION. Upon termination of this Agreement, the Business Partner shall remove the Links and otherwise discontinue use of the Custom Mail




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Services on the Business Partner Web Site. However, CommTouch shall continue to be entitled to receive, and the Business Partner shall continue to pay to CommTouch, the amounts owing to CommTouch up to the date of termination pursuant to this Agreement, and the Business Partner shall continue to be entitled to receive, and CommTouch shall continue to pay to the Business Partner, the amounts owning to it up to the date of termination pursuant to this Agreement. Termination of this Agreement shall not act as a waiver of any breach of this Agreement or as a release of either party from any liability for breach of such party's obligations under this Agreement.

        12.4 SURVIVAL. The provisions of Sections 7.3, 8, 9, 10, 11, 12, 13 and 14 of this Agreement shall survive any expiration or termination of this Agreement.

13.  INDEMNIFICATION.

        13.1 INDEMNIFICATION BY THE BUSINESS PARTNER. The Business Partner will defend, indemnify and hold harmless CommTouch, its successors, assigns, parent, subsidiaries, affiliates, and their respective officers, directors, agents and employees, from and against any action, suit or claim (including reasonable attorneys' fees) arising out of or in any way connected with (a) the Artwork, including any claim that the Artwork, or any part thereof, infringes any intellectual property rights or other rights of any third party, (b) the Advertisements or ad copy provided by the Business Partner, (c) the domain names and URLs provided to CommTouch, and (d) any breach by the Business Partner of the covenants, warranties, representations or agreements of this Agreement. CommTouch will give the Business Partner prompt notice of any such claim or threatened claim.

        13.2 INDEMNIFICATION BY COMMTOUCH. CommTouch will defend, indemnify and hold harmless the Business Partner, its successors, assigns, parent, subsidiaries, affiliates, and their respective officers, directors, agents and employees, from and against any action, suit or claim (including reasonable attorneys' fees) arising out of or in any way connected with (a) any claim that the Custom Mail Services, or any part thereof, infringes any intellectual property rights or other rights of any third party, except to the extent that such claim arises out of the inclusion in the Custom Mail Services of the Artwork, (b) the Advertisements or ad copy provided by CommTouch, (c) any breach by CommTouch of the covenants, warranties, representations or agreements of this Agreement, and (d) claims of End-Users alleging damage due to any failure of the Custom Mail Services. The Business Partner will give CommTouch prompt notice of any such claim or threatened claim.

        13.3 PROCEDURE. The indemnified party will: (a) promptly notify in writing the indemnifying party of any claim, suit or proceeding for which defense or indemnity is claimed; (b) cooperate reasonably with the indemnifying party at the latter's expense; and (c) allow the indemnifying party to control the defense or settlement thereof; provided, however, that the indemnifying party may not consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), unless such judgment or settlement provides solely for money damages or other money payments which the indemnifying party actually pays on behalf of the indemnified party and includes as an unconditional term thereof a release of the




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indemnified party from all liability in respect of the claim, suit or proceeding giving rise to the claim for indemnification. The indemnified party will have the right to participate in any defense of a claim and/or to be represented by counsel of its own choosing at its own expense.

14.  GENERAL PROVISIONS.

        14.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware and the United States (excluding the U.N. Convention on Contracts for the International Sale of Goods) without regard to conflict of laws principles. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' reasonable fees.

        14.2 ASSIGNMENT. Neither party may transfer or assign its rights or delegate its obligations hereunder (whether voluntarily or by operation of law) without the prior written consent of the other party, which consent shall not be withheld or delayed unreasonably, provided that the Business Partner shall have the right to transfer this Agreement, and assign all of its rights and delegate all of its obligations hereunder, to any affiliate, and to any successor by way of merger or consolidation or in connection with the sale or transfer of substantially all of its business and assets relating to this Agreement.

        14.3 NOTICES. All notices under this Agreement shall be in writing and delivered personally or by email with proof of receipt, facsimile, commercial overnight courier, or certified or registered mail, return receipt requested, to a party at its respective address set forth herein.

        14.4 ENTIRE AGREEMENT. This Agreement, together with all exhibits attached to this Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges and supersedes all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party against whom it is to be enforced. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or permitted assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

        14.5 SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

        14.6 INDEPENDENT CONTRACTORS. The parties are independent contractors, and nothing in this Agreement shall be construed to create a joint venture or partnership.




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        14.7   FORCE MAJEURE. A party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations (excluding payment obligations) or attempts to cure any breach are delayed or prevented by reason of an act of God, fire, natural disaster, accident, act of government, or any other cause beyond the reasonable control of that party (a "force majeure event"); provided that the party whose performance is delayed or prevented promptly notifies the other party of the nature and duration of the force majeure event.

        14.8 COMPLIANCE WITH LAWS. Each party shall comply with all laws and regulations applicable to it.

        14.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by the undersigned duly authorized:



GO2NET, INC.                              COMMTOUCH SOFTWARE, INC.



By:                                       By:
   ----------------------------------        -----------------------------------
Name:                                     Name:
     --------------------------------          ---------------------------------
Title:                                    Title:
      -------------------------------           --------------------------------




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